UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

404I-T Hadley Road

S. Plainfield, New Jersey 07080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2017, PolarityTE, Inc. (the “Company”) entered into separate exchange agreements (each an “Exchange Agreement”) with certain accredited investors (the “Investors”) who purchased warrants to purchase shares of the Company’s common stock (the “Warrants”) pursuant to the prospectus dated April 13, 2016 (File No. 333-207564) (the “Offering”). Pursuant to the Offering, the Company issued 250,000 shares of the Company’s common stock and Warrants to purchase 187,500 shares of common stock (taking into account the reverse split of the Company’s common stock on a 1 for 6 basis effective with The NASDAQ Stock Market LLC on August 1, 2016). The common stock and Warrants were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on October 22, 2015 and declared effective on December 7, 2015.

Under the terms of the Exchange Agreement, each Investor exchanged each Warrant it purchased in the Offering for 0.3 shares of common stock. Accordingly, the Company issued an aggregate of 56,250 shares of common stock in exchange for the return and cancellation of 187,500 Warrants.

The foregoing descriptions of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreements, the Company exchanged the Warrants for an aggregate of 56,250 shares of the Company’s common stock. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02. The securities issued pursuant to the Exchange Agreement were issued as exempt securities pursuant to the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: January 19, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer